Exhibit 99.1

CENTEX	www.centex.com 2728 North Harwood Dallas, Texas 214-981-5000
N e w s R e l e a s e
For Immediate Release
For additional information, contact at (214) 981-5000:
Neil Devroy, Vice President, Communications
CENTEX ANNOUNCES THAT LELDON E. ECHOLS, EXECUTIVE VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER, WILL LEAVE COMPANY EFFECTIVE JUNE 30, 2006
Egon Zehnder International to Assist in Search for Successor
DALLAS, TX – Feb. 23, 2006: Centex Corporation (NYSE: CTX) announced today that Leldon E. Echols, Executive Vice President and Chief Financial Officer, plans to leave the company effective June 30, 2006. Mr. Echols, who has held the CFO position at Centex since June of 2000, has agreed to assist in the transition for a new CFO when that person is identified. The company has retained Egon Zehnder International, a leading executive search firm, to assist in the search for Mr. Echols’ successor.
“Lel has played a significant role in helping guide our company through a period of tremendous growth and change over the past six years,” said Tim Eller, Chairman and CEO. “As part of the Centex management team, Lel has been instrumental in sharpening the company’s focus on our home building businesses, and ensuring that we are well positioned to continue delivering strong performance in the future. We appreciate his many contributions and are grateful to him for working with us to ensure a smooth transition.”
“I am very happy to have been a part of building Centex into one of the country’s premier home builders and believe the company has a very bright future,” said Echols. “I am proud to have helped to reposition Centex strategically and to have done so in a way that has delivered significant returns to shareholders. Serving as CFO at Centex has been tremendously exciting and fulfilling. I am now very much looking forward to stepping back, so that I can spend more time pursuing my other interests.”
About Centex
Dallas-based Centex, founded in 1950, is one of the nation’s leading home building companies. Centex Homes operates in major U.S. markets in 25 states and delivered more than 33,000 homes in the United States in its most recent fiscal year ended March 31, 2005. Its leading brands include Centex Homes, Fox & Jacobs Homes, CityHomes and Centex Destination Properties.
In addition to its home building operations, Centex’s (http://www.centex.com ) related business lines include mortgage and financial services, home services and commercial construction. These businesses provide operational or financial support to home building operations and are leaders in their respective industries. Centex consistently ranks among the most admired companies in its industry, according to FORTUNE magazine.
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     Centex News Release, Page 2 of 2
Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements that reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance and events. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties include, but are not limited to the factors described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2005 (including under the captions “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), as well as recent Quarterly Reports on Form 10-Q, which are on file with the SEC and may be obtained free of charge through the Web site maintained by the SEC at http://www.sec.gov . All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.